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                                                                     EXHIBIT 3.3



                            CERTIFICATE OF AMENDMENT
                                       OF
                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         PLATINUM SOFTWARE CORPORATION,
                             A DELAWARE CORPORATION

        (Pursuant to Section 242 of the Delaware General Corporation Law)

        PLATINUM SOFTWARE CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

        FIRST: That at a duly held meeting of the Board of Directors of the Corporation, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Second Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                      RESOLVED, that Article One of the Corporation's Second Restated Certificate of Incorporation be amended to read as follows:

          "The name of the Corporation is Epicor Software Corporation."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Perry Tarnofsky, its duly authorized Vice President this 29th day of April, 1999.


                                        Platinum Software Corporation,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                                   Perry Tarnofsky